GUARANTEE

                  GUARANTEE, dated as of May 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Guarantee"), made by CLUETT AMERICAN CORP. (together with its successors and assigns permitted herein, "Cluett American"), in favor of CLUETT AMERICAN RECEIVABLES, LLC (the "Purchaser").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Receivables Transfer Agreement, dated as of May 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Transfer Agreement"), between Great American Knitting Mills, Inc. ("Great American"), as seller and servicer ("Great American"), and the Purchaser, the Purchaser has agreed to purchase certain Receivables (as defined therein) on the Purchase Dates referred to therein;

                  WHEREAS, pursuant to Sections 2.6, 2.7 and 6.2(a)(vi) of the Transfer Agreement, Great American shall have, under certain circumstances, certain repurchase and indemnification obligations with respect to the Purchased Receivables (as defined therein); and

                  WHEREAS, Great American is a wholly-owned subsidiary of Cluett American and it is to the advantage of Cluett American that the Purchaser purchase certain Receivables from Great American;

                  NOW THEREFORE, in consideration of the premises and to induce the Purchaser to enter into the Transfer Agreement and to induce the Purchaser to make the purchases from Great American under the Transfer Agreement, Cluett American hereby agrees with the Purchaser as follows:

                  1. Defined Terms. Terms defined in the preamble hereof and the recitals hereto and terms defined in the Transfer Agreement and used herein without definition shall have their defined meanings when used herein.

                  2. Cluett American Indemnification Obligation. Cluett American hereby unconditionally guarantees to the Purchaser the performance by Great American when due of its obligations under Sections 2.6, 2.7 and 6.2(a)(vi) of the Transfer
Agreement.

                  3. No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Guarantee, Cluett American hereby irrevocably waives all rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights (whether contractual, under Title 11 of the United States Code, including Section 509 thereof, under common law or otherwise) of the Purchaser against Great American or against any right of offset of the Purchaser with respect to Great American's obligations under
Section 6.2(a)(vi) the Transfer Agreement. Cluett American hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Great American or any other Person which may have arisen in connection with this Guarantee. The provisions of this paragraph shall survive the termination of the Transfer Agreement and the Guarantee; provided that the foregoing waiver shall be of no force and effect 370 days following the termination of the Transfer Agreement and the Guarantee but only if during such 370-day period Great American shall not have commenced or have commenced against it a bankruptcy proceeding under Title 11 of the United States Code.

                  4. Amendments, etc. with respect to the Purchased Receivables. Cluett American shall remain obligated hereunder notwithstanding that, without any reservation of rights against Cluett American, and without notice to or further assent by Cluett American, any demand for payment of any of the Purchased Receivables made by the Purchaser may be rescinded by such Purchaser, and the liability of any Obligor upon or for any part of the Purchased Receivables, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchaser, and the Transfer Agreement or any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchaser may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchaser for the payment of the Purchased Receivables may be sold, exchanged, waived, surrendered or released. The Purchaser shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Purchased Receivables or for this Guarantee or any property subject thereto.

                  5.  Guarantee  Absolute  and  Unconditional.  Cluett  American
waives any and all notice of the creation, renewal, extension or accrual of any of the Purchased Receivables and notice of or proof of reliance by the Purchaser upon this Guarantee or acceptance of this Guarantee; the Transfer Agreement shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between Great American or Cluett American, on the one hand, and the Purchaser, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Cluett American waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Great American or Cluett American with respect to the Purchased Receivables. This Guarantee shall be construed as a continuing, absolute and unconditional Guarantee without regard to (a) the validity or enforceability of the Transfer Agreement, the Guarantee, the Assignments or any other document or instrument executed in connection with any of the foregoing documents, any of the Purchased Receivables or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchaser, (b) any defense which relates, directly or indirectly, to the matters covered by the representations and warranties set forth in the Transfer Agreement or set-off which in either case may at any time be available to or be asserted by Great American against the Purchaser, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Great American or Cluett American) which constitutes, or might be construed to constitute, an equitable or legal discharge of Great American, any Obligor for the Purchased Receivables, or of Cluett American under this Guarantee, in bankruptcy or in any other instance; provided that this clause (c) shall not prevent Cluett American from being discharged from its obligations under this Guarantee pursuant to confirmation of a plan of reorganization under Chapter 11 of the United States Code in a case in which Cluett American is the debtor. When the Purchaser is pursuing its rights and remedies hereunder against Cluett American, the Purchaser may, but shall be under no obligation to, pursue such rights and remedies as it may have against Great American, the Obligor on any Purchased Receivable or any other Person or against any collateral security or guarantee for the Purchased Receivables or any right of offset with respect thereto, and any failure by the Purchaser to pursue such other rights or remedies or to collect any payments from Great American, any such Obligor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Great American, any such Obligor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Cluett American of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchaser against Cluett American.

                  6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Purchased Receivables is rescinded or must otherwise be restored or returned by the Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Great American or any Obligor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Great American or any Obligor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  7. Payments. Cluett American hereby agrees that payments required to be made by it hereunder will be paid to the Purchaser in immediately available funds without set-off in U.S. Dollars at the office of the Purchaser at the address specified in subsection 6.8 of the Transfer Agreement.

                  8. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  10. No Waiver; Cumulative Remedies. The Purchaser shall not by any act (except by a written instrument pursuant to Section 11 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Purchaser, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchaser would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  11. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Cluett American and the Purchaser. This Guarantee shall be binding upon the successors and permitted assigns of Cluett American and shall inure to the benefit of the Purchaser and its successors and assigns; provided, however, that the Purchaser shall not assign this Guarantee to any Person except in accordance with the Transfer Agreement; and provided further, that the Company agrees that it will not assign or transfer all or any portion of its rights or delegate any of its obligations hereunder without the prior written consent of the Purchaser.

         Cluett American acknowledges that the Purchaser will, concurrently herewith, assign to the Unaffiliated Purchaser all of the Purchaser's right, title and interest in, to and under (but none of the Purchaser's obligations under), whether now or hereafter owned, existing or arising, this Guarantee. Cluett American consents to such assignment and agrees that the Unaffiliated Purchaser, to the extent provided in the Receivables Purchase Agreement, shall be entitled to enforce the terms of this Guarantee and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of the Purchaser directly against Cluett American. Cluett American hereby consents to all of the terms of the Receivables Purchase Agreement.

                  12. GOVERNING LAW. THIS GUARANTEE AND THE OBLIGATIONS OF CLUETT AMERICAN HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  13. Notices. All notices by the Purchaser to Cluett American hereunder to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made (d) when delivered by hand,
(e) in the case of mail, three Business Days after deposit in the mail, postage prepaid, (f) in the case of telecopy notice, when received, or (g) in the case of telex notice, when sent, answer back received, addressed to Cluett American at its address or transmission number set forth under its signature below.
Cluett American may change its address and transmission numbers by written notice to the Purchaser.

                  14. Waiver. The Purchaser hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding relating to this Guarantee any special, exemplary, punitive or consequential damages; provided that the waiver contained in this Section 14 shall not extend to any right to claim or recover from Cluett American any special, exemplary, punitive or consequential damages for which the Purchaser is liable to any Person (other than an affiliate of such Purchaser).

                  15. Acknowledgments. Cluett American hereby acknowledges with respect to the transactions contemplated by the Transfer Agreement that:

                  (h) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

                  (i) the Purchaser has no fiduciary relationship to Cluett American or Great American and the relationship between the Purchaser, on the one hand, and Cluett American or Great American, on the other hand, is solely that of debtor and creditor; and

                  (j) no joint venture exists between Great American and the Purchaser or between Cluett American and the Purchaser.

                  16. WAIVERS OF JURY TRIAL. EACH OF CLUETT AMERICAN AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, Cluett American has caused this Guarantee to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the day and year first above written.

                                               CLUETT AMERICAN CORP.


                                               By:
                                               Name:
                                               Title:

                                               Address for Notices:

                                               Cluett American Corp.
                                               48 West 38th Street, 8th Floor
                                               New York, New York 10018-6211
                                               Attention: General Counsel


                                               Acknowledged By:

                                               CLUETT AMERICAN RECEIVABLES, LLC


                                               By:
                                               Name:
                                               Title: